UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 2, 2018

MaxLinear, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34666	14-1896129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5966 La Place Court, Suite 100, Carlsbad, California 92008
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (760) 692-0711
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer and Chief Corporate Strategy Officer
On July 2, 2018, MaxLinear, Inc. announced the appointment of Steven G. Litchfield as our Chief Financial Officer and Chief Corporate Strategy Officer, effective as of July 2, 2018. Mr. Litchfield will report to Kishore V. Seendripu, Ph.D., our Chairman and Chief Executive Officer.

Mr. Litchfield, age 49, most recently served as Executive Vice President and Chief Strategy Officer of Microsemi Corporation, a provider of analog and mixed-signal semiconductor solutions that was acquired by Microchip Technology, Inc. in May 2018. Mr. Litchfield served in that position from 2009 until the closing of the acquisition by Microchip. Previously, he served as Microsemi’s Vice President, Analog and Mixed Signal Group from 2006 to 2009, as its Vice President, Corporate Marketing and Business Development from 2003 to 2006, and as its Director, Business Development from 2001 to 2003. Prior to joining Microsemi, Mr. Litchfield was an equity research analyst at Banc of America Securities and a production engineer at Toyota Motor Corporation. Mr. Litchfield also serves on the board of directors of several early stage technology companies that are not publicly traded. He holds a Bachelor of Science in industrial engineering from Purdue University and a Masters of Business Administration from the University of Southern California Marshall School of Business.

Compensation Arrangements
Under the terms of his offer letter entered on June 22, 2018, Mr. Litchfield will receive a base salary of $360,000 per year. Mr. Litchfield will also participate in our previously disclosed Executive Incentive Bonus Plan as filed with the Securities and Exchange Commission (SEC). Subject to the terms and conditions of the Executive Incentive Bonus Plan and subject to satisfaction of performance objectives established by our compensation committee for the 2018 corporate performance period, Mr. Litchfield’s target bonus for 2018 will equal 70% of his 2018 base salary. Mr. Litchfield’s entitlement to a bonus award for fiscal 2018 will be pro-rated based on corporate and individual performance for the period beginning on July 1, 2018 and ending on December 31, 2018.

In addition, we have agreed to grant Mr. Litchfield an option to acquire up to 306,000 shares of our common stock and restricted stock units with respect to 52,000 shares of our common stock, in each case pursuant to our 2010 Equity Incentive Plan. The shares subject to the option and restricted stock unit awards will be scheduled to vest over four years in accordance with our standard policies, subject to Mr. Litchfield’s continued service through the applicable vesting dates. Twenty-five percent of the shares subject to the awards will vest following the first anniversary of Mr. Litchfield’s commencement of employment, and the balance will vest over the remaining three years.

We have also entered into a change of control and severance agreement, or severance agreement, with Mr. Litchfield in our standard form for our Chief Executive and Chief Financial Officers. The agreement provides benefits in connection with a termination of employment under specified circumstances, including certain terminations following or shortly prior to a change of control (as defined in the severance agreement).

Under the terms of the severance agreement, if we terminate Mr. Litchfield without “cause” or Mr. Litchfield terminates for “good reason” (in each case as defined in the severance agreement) during the period beginning 90 days prior to a change of control and ending twenty four months after a change of control, he will be entitled to receive a lump sum cash payment equal to twenty four (24) months of his base salary (determined for this purpose based on the greater of his base salary immediately prior to the change in control or at the time of termination); a lump sum payment equal to a pro-rated amount of his target annual bonus for the year immediately preceding the change in control; reimbursement of continued health benefits for up to eighteen (18) months; immediate vesting of 100% of any unvested equity incentive awards; and extended exercisability of any stock options or stock appreciation rights for six (6) months following the termination date (but in no event beyond the original term of the option or stock appreciation right). If we terminate Mr. Litchfield without “cause” or Mr. Litchfield terminates for “good reason” outside the change of control protection period described above, he will be entitled to a lump sum cash payment equal to six (6) months of his then-current base salary; extended exercisability of any stock options or stock appreciation rights for six (6) months following the termination date (but in no event beyond the original term of the option or stock appreciation right); and reimbursement of continued health care benefits for up to twelve (12) months.

If Mr. Litchfield’s employment is terminated for any reason other than as previously described, including by reason of death or disability or “cause,” then he will not be contractually entitled to receive any severance benefits. Receipt of benefits under the change in control and severance agreement is subject to Mr. Litchfield’s executing and not revoking a release of claims in a standard form acceptable to us.

A copy of the press release dated July 2, 2018 announcing Mr. Litchfield’s appointment as our Chief Financial Officer and Chief Corporate Strategy Officer is attached hereto as Exhibit 99.1.

The summary descriptions of Mr. Litchfield’s offer letter and change of control and severance agreement set forth above do not purport to be complete and are qualified in their entirety by reference to the full text of the offer letter, which we intend to file with the SEC with our Quarterly Report on Form 10-Q for the quarter ending June 30, 2018, and the text of the form of change in control and severance agreement for our Chief Executive and Chief Financial Officers, which we filed with the SEC on February 17, 2016 with our Annual Report on 10-K for the year ended December 31, 2015.

Other Matters
In addition, we and Mr. Litchfield have entered into our standard form of indemnification agreement for directors and executive officers. The form indemnification agreement was filed with the SEC in connection with our initial public offering on November 6, 2009 as Exhibit 10.1 to our Registration Statement on Form S-1 and is incorporated herein by reference. Other than the indemnification agreement described in the preceding sentence, Mr. Litchfield has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed. There are no family relationships between Mr. Litchfield and any of our directors or executive officers.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit	Description
99.1	MaxLinear, Inc. Press Release, dated July 2, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	July 2, 2018	MAXLINEAR, INC.

(Registrant)

		By:	/s/ Kishore V. Seendripu, Ph.D.
Kishore V. Seendripu, Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	MaxLinear, Inc. Press Release, dated July 2, 2018.